Exhibit 5.1

[Bryan Cave LLP letterhead]

August 17, 2004

Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103

Re:	Bakers Footwear Group, Inc. — Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as securities counsel for Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2004 in connection with the registration under the Act of an aggregate of Eight Hundred Sixty Eight Thousand Nine Hundred Ninety Two (868,992) shares of Common Stock, par value $0.0001 per share, of the Company (collectively, the “Shares”) issuable from time to time upon exercise of options granted pursuant to the Bakers Footwear Group, Inc. 2003 Stock Option Plan (the “Plan”).

In connection herewith we have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and the Restated Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made certain legal and factual inquiries, as we deemed necessary or appropriate to render the opinions hereinafter expressed. In our examination of the foregoing, we assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we relied without independent investigation as to matters of fact upon statements and certificates of appropriate officers and representatives of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, and upon our review of applicable statutes and case law, we are of the opinion that: (i) the Shares have been duly authorized and (ii) the Shares, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly

Bakers Footwear Group, Inc.

completed, filed and becomes effective, and when the applicable provisions of “Blue Sky” and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plan and the Form S-8 prospectus to be delivered to the holders of the options, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are rendered solely for your benefit in accordance with the subject transaction and are not to be otherwise used, circulated, quoted or referred to without our prior written consent. The opinions reflect only the application of applicable Missouri law and the Federal laws of the United States. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction.

This opinion letter is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the Commission. We do not give any opinions except as set forth above. We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Bryan Cave LLP

BRYAN CAVE LLP